UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 1, 2007

                               EVANS SYSTEMS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                    000-21956
                             ----------------------
                            (Commission File Number)

            TEXAS                                                  74-1613155
 ------------------------------                               -----------------
(State or other jurisdiction of                              (IRS Employee
 incorporation or organization)                              Identification No.)

      1 Town Square Boulevard, Suite 347, Asheville, North Carolina, 28803
                     --------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (828) 681-8805

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1- REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 8.01


     On February 26, 2007, Evans Systems Incorporated's previous Board of Directors (the "Previous Board") resigned from the Company and its current board members were elected (the "Board"). Subsequent to their election, the Board undertook an internal investigation into the Previous Board's management of the Company.

     The Board's internal investigation discovered evidence of mismanagement by Evans's Previous Board, including the unauthorized issuance of over 31,000,000 shares of Evans's stock to Homeland Integrated Security System, Inc. In order to recover for the losses incurred as a result of the Previous Board's mismanagement, on August 1, 2007, Evans filed a complaint in the United States District Court for the Northern District of Texas, which alleges that the individual members of the Previous Board breached their duties to Evans and violated the Federal Securities Laws. Evans intends to vigorously pursue its claims against the Previous Board.

     A copy of the Evans's Complaint is attached as an Exhibit.


ITEM 9.01 EXHIBITS

Exhibit No. Description

10.1 Evans Complaint

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Evans Systems, Inc

Dated:  August 6, 2007                      By:  /s/  FRANK MOODY
                                               --------------------------------
                                                      FRANK MOODY
                                                      Chief Executive Officer